                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                              FINET.COM, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                          NOTICE AND CONSENT STATEMENT

                   FOR ACTION TO BE TAKEN BY WRITTEN CONSENT
                      IN LIEU OF A MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF FINET.COM, INC.:

    This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement (the "Consent Statement") are furnished to you by FiNet.com, Inc. (the "Company") in connection with its solicitation of written consents ("Consents") from the holders of the Company's Common Stock (the "Common Stock") to take action without a stockholders' meeting.

    Specifically, the Company is asking holders of its Common Stock to consent to amend the Company's Restated Certificate of Incorporation in order to effect a stock combination (reverse split) pursuant to which the Company's outstanding shares of Common Stock would be exchanged for new shares of Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each ten outstanding shares to one newly issued share for each seventy outstanding shares.

    The Board of Directors requests that you indicate your written consent to the proposed corporate action by marking, signing and dating the enclosed consent card, and promptly mailing it in the enclosed envelope (which needs no postage if mailed in the United States) so that it will be received by the Company on or before February 9, 2001. The Board of Directors has established the close of business on January 25, 2001 as the record date for determining stockholders entitled to submit Consents (the "Record Date"). The proposed corporate action may be taken only if holders of record on the Record Date of shares representing at least a majority of the votes represented by all outstanding shares of Common Stock submit to the Company a written consent to such action within 60 days after the earliest dated Consent is delivered to the Company. It is planned, however, that Consents will be finally tabulated on February 9, 2001. Accordingly, for Consents to the proposed Amendment to be included in the tabulation, they should be received by the Company on or before February 9, 2001. The Company retains the right to extend such date, subject to the limitations discussed above. See "General Information About Solicitation of Consents."

    If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

    The Board of Directors unanimously recommends that you vote FOR the proposed amendment to the Company's Restated Certificate of Incorporation.

    All stockholders are urged to sign and return the enclosed consent card in the envelope provided as promptly as possible.

                                               By Order of the Board of Directors,

San Ramon, California                          Rick Cossano
February 1, 2001                               President and Chief Executive Officer

                                FINET.COM, INC.
                          2527 CAMINO RAMON, SUITE 200
                          SAN RAMON, CALIFORNIA 94583

                         CONSENT SOLICITATION STATEMENT

                   TO AUTHORIZE AN AMENDMENT TO THE COMPANY'S
                    RESTATED CERTIFICATE OF INCORPORATION TO
               ENABLE THE COMPANY'S BOARD OF DIRECTORS TO EFFECT
      A REVERSE SPLIT OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK

    Approximate date of mailing of this Consent Statement: February 1, 2001

                                    GENERAL

    The Company's Board of Directors (the "Board") has unanimously adopted resolutions proposing, declaring advisable and recommending that its stockholders authorize an amendment to the Company's Restated Certificate of Incorporation (the "Amendment") to (i) effect a combination (reverse stock split) of the Company's outstanding shares of Common Stock (the "Reverse Split") and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Company's Common Stock.

    If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for newly issued shares (the "New Shares") of Common Stock in an exchange ratio to be approved by the Board ranging from one New Share for each ten Old Shares to one New Share for each seventy Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number.

    In addition, the Board will have the authority to determine the exact timing of the effective date and time of the Reverse Split, which may be any time prior to June 30, 2001, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and other intended benefits of the Reverse Split. See "The Proposal--Purposes of the Reverse Split," below. The text of the proposed Amendment (subject to inserting the effective time of the Reverse Split and the Exchange Number) is set forth in Exhibit A to this Consent Solicitation Statement.

    The Board also reserves the right, notwithstanding stockholder approval and without further action by stockholders, not to proceed with the Reverse Split if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the market price per share of the Company's Common Stock, business and transactional developments and the Company's actual and projected financial performance.

                                  THE PROPOSAL

PURPOSES OF THE REVERSE SPLIT

    The Company's Common Stock has traded at market prices ranging from approximately $0.031 to approximately $0.75 since August 1, 2000. This has reduced the attractiveness of using the Company's Common Stock in order to raise financing to support the Company's operations and to increase the Company's net worth and as consideration for potential acquisitions.

    Furthermore, the Company believes that maintaining the Company's listing on the Nasdaq SmallCap Market may provide the Company with a broader market for its Common Stock and, therefore, facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage. In order for the Common Stock to continue to be quoted on the Nasdaq SmallCap Market, the Company is required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, the Company's Common Stock must have an aggregate market value of shares held by persons other than officers and directors (i.e., "public float") of at least $1,000,000,
(b) be held by at least 300 persons who each own at least 100 shares and
(c) have a minimum bid price of at least $1.00 per share.

    Under Nasdaq's listing maintenance standards, if the closing bid price of a company's Common Stock is under $1.00 per share for a period of thirty consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist such company's Common Stock from trading on the Nasdaq SmallCap Market.

    The Company understands that it is Nasdaq's position that an ability to demonstrate sustained compliance is also required to achieve compliance with its various requirements. If a delisting were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets.

    The purpose of the Reverse Split would be to increase the market price of the Company's Common Stock in order to (i) make the Company's Common Stock more attractive to raise financing and as a possible currency for acquisitions and other transactions and (ii) increase the market price of the Common Stock above the Nasdaq minimum bid requirement. There can be no assurance, however, that, even after effectuating the Reverse Split, the Company will be able to utilize its Common Stock in order to effectuate financing or acquisition transactions or to continue to meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq SmallCap Market.

    Giving the Board authority (by written consent) to implement the Reverse Split will avoid the need to call a special meeting of stockholders under time constraints to authorize a reverse stock split should it become necessary in order to seek to effectuate a financing or acquisition transaction (none of which are presently pending) or to meet Nasdaq's listing maintenance criteria.

    The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. None of the Company's directors or executive officers have a substantial interest, direct or indirect, by security holdings or otherwise, in the Reverse Split. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

CERTAIN EFFECTS OF THE REVERSE SPLIT

    The following table illustrates the principal effects of the Reverse Split on the Company's Common Stock:

                                                       ONE FOR         ONE FOR
                                        CURRENT       TEN SPLIT     SEVENTY SPLIT
                                      ------------   ------------   -------------
Authorized Shares...................   150,000,000    150,000,000    150,000,000
Issued Shares (1)...................   114,002,712     11,400,271      1,628,610
Shares available for future
  issuance..........................    35,997,288    138,599,729    148,371,390
Estimated share price (2)...........  $     0.1875   $      1.875   $     13.125

------------------------

(1) Based on the number of shares outstanding on the Record Date.

(2) Based on the closing price of $0.1875 per share on the Record Date. This is not an indicator of future performance and given only for illustrative purposes.

    Stockholders should recognize that if the Reverse Split is effectuated, they will own a smaller number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in such market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than in the absence of a Reverse Split. Furthermore, the possibility exists that the liquidity and the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. In addition, an increase in the number of odd-lot holders will reduce the number of holders of round lots (100 or more shares), which could in turn adversely affect the Nasdaq listing requirement that the Company have at least 300 round-lot holders. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

    Stockholders should also recognize that, as indicated in the foregoing table, there will be an increase in the number of shares which the Company will be able to issue from authorized but unissued shares of Common Stock. As a result of any future issuance of shares of the Company's Common Stock issuance of shares, the equity and voting rights of holders of outstanding shares of Common Stock may be diluted.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

    If the Amendment is approved by the Company's stockholders, and if the Board still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay effecting the Reverse Split until as late as June 30, 2001 without resoliciting further stockholder approval. The Reverse Split will become effective on the date of filing the Amendment at the time specified in the Amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

    As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares using the Exchange Number. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

    No scrip or fractional certificates will be issued in connection with the Reverse Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the Exchange Number will be entitled, upon surrender to the Exchange Agent of certificate(s) representing such shares, to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall Street Journal, on the last trading day prior to the Effective Time (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Board). The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

    Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the Exchange Agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

NO DISSENTER'S RIGHTS

    Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

    The following is a summary of certain material federal income tax consequences of the Reverse Split, and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

    No gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split (except to the extent of any cash received in lieu of a fraction of a New Share). Cash payments in lieu of a fractional New Share should be treated as if the fractional share were issued to the stockholder and then redeemed by the Company for cash. A Company stockholder receiving such payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder's basis in the fractional share (determined as provided below). Such gain or loss will be capital gain or loss if the payment of cash in lieu of the fractional share is a mere mechanical rounding off of fractions and not separately bargained for consideration, and the payment is "not essentially equivalent to a dividend" with respect to the stockholder under the federal income tax law. For this purpose, a payment is not essentially equivalent to a dividend if it results in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules and redemptions of fractional shares from all the stockholders. The Internal Revenue Service has ruled publicly that any reduction in the percentage interest of a small minority stockholder in a publicly-held corporation who exercises no control over corporate affairs should constitute a meaningful reduction.

    The aggregate tax basis of the New Shares received in the Reverse Split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

               GENERAL INFORMATION ABOUT SOLICITATION OF CONSENTS

CONSENT PROCEDURE; EFFECTIVENESS; RECORD DATE

    Section 228 of the Delaware General Corporation Law states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing setting forth the action so taken shall be signed and dated by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered offices in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. The Company's Restated Certificate of Incorporation does not prohibit the use of such consents.

    The Board has established the close of business on January 25, 2001 as the Record Date for determining stockholders of record entitled to submit Consents.

    The Amendment proposed herein will, subject to approval by the Board, be adopted if properly completed, dated and unrevoked Consents approving the Amendment from the holders of record on the Record Date of shares of Common Stock representing at least a majority of the votes represented by all then outstanding shares of Common Stock are delivered to the Company within 60 days after the earliest dated Consent is delivered to the Company. It is planned, however, that Consents will be finally tabulated on February 9, 2001. Accordingly, for Consents to the proposed Amendment to be included in the tabulation, they should be received by the Company on or before February 9, 2001. The Company retains the right to extend such date, subject to the limitations discussed above.

    If the Amendment is adopted by less than unanimous consent of the Company's stockholders, the Company will give prompt notice of the adoption of the Amendment to those stockholders who have not returned executed Consents to the Amendment to the Company and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Company.

VOTING RIGHTS

    The unrevoked, signed and dated Consents representing at least a majority of the votes of all outstanding shares of Common Stock on the Record Date are necessary to effect the Amendment. On the Record Date, the Company had outstanding and entitled to vote 114,002,712 shares of Common Stock entitled to vote upon matters to be acted upon by stockholder vote. Each such share of Common Stock is entitled to one vote with respect to the Amendment.

SOLICITATIONS OF CONSENTS

    Solicitations of Consents will be made by the Company. The Company will bear all expenses of this solicitation. Consents will be solicited by mail, telephone or telecopy and in person. No employee of the Company will receive any additional compensation for such solicitation.

    Brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Common Stock. The Company will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners of Common Stock.

REVOCATION OF CONSENTS

    An executed Consent may be revoked by a properly signed and dated written revocation delivered to the Company at any time before sufficient Consents have been delivered to the Company to authorize the Amendment. A revocation may be in any written form signed by the record holder as long as it clearly states that the Consent previously given is no longer effective. The delivery of a subsequently dated Consent which is properly completed and timely delivered will also constitute a revocation of any earlier Consent. The revocation should be delivered to Linda Sigler, Secretary of the Company, at 2527 Camino Ramon, Suite 200, San Ramon, California 94583.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock at January 1, 2001: (1) by each person known by the Company to own beneficially more than five percent of the Company's outstanding shares of Common Stock; (2) by each director; (3) by the Chief Executive Officer of the Company and each of the four other most highly compensated individuals who served as executive officers of the Company at fiscal year end (the "Named Executive Officers"); and (4) by all directors and Named Executive Officers as a group. Except as otherwise indicated in the notes to this table, the holders listed below have sole voting and investment power with respect to such shares. For purposes of this table, a person is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person named below on a given date, any security which such person has the right to acquire within 60 days after such date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The percent owned calculation is based on 114,002,712 shares of Common Stock outstanding as of January 1, 2001.

                              BENEFICIAL OWNERSHIP

                                                                              Common Stock
                                        Name and Address of                   ------------
                                         Beneficial Owner                  # Owned     % Owned
                                        -------------------              ------------  --------
BENEFICIAL OWNERS           Banco Espirito Santo de Investimento, S.A.    9,853,882(1)   8.50
OF MORE THAN 5%             Rua Tierro Galvan
OF SHARES OUTSTANDING       Torre 3, 14th Floor
                            1099-028 Lisbon, Portugal

                            Jose Maria Salema Garcao                      9,650,000(2)   7.98
                            Quinta Da Marinha, Lote
                            CT-14, 2750 Cascais, Portugal

                            WebLab SGPS S.A.                              7,500,000      6.58
                            Travessa do Conde Ponte 35
                            1300-141 Lisboa, Portugal

DIRECTORS AND               L. Daniel Rawitch                             1,591,539(3)   1.38
NAMED EXECUTIVE
OFFICERS                    S. Lewis Meyer                                1,550,000(4)   1.34

                            Rick Cossano                                  1,000,000(5)      *

                            Stephen J. Sogin                                200,317(6)      *

                            Robert Snow                                     100,000(7)      *

                            Patrick J. Mackin                                75,000(8)      *

                            Antonio P. Falcao                                55,000(9)      *
                                                                          ---------      ----
ALL DIRECTORS AND                                                         4,571,856      3.88
EXECUTIVE OFFICERS
AS A GROUP

------------------------
(1) Reflects currently exercisable warrants to acquire 1,949,867 shares, and also includes the security holdings of the entities listed below, all of which are affiliated with Banco Espirito Santo de Investimento, S.A.:

                    Entity                      Number of Outstanding Shares
                    ------                      ----------------------------
BES Investimento S.A..........................           3,300,000
Fundo de Pensoes Banco Espirito Santo.........           1,666,666
ESAF--Espirito Santo Fundos de Pensoes, S.A              1,000,000
Espirito Santo Dealer, S.A....................             871,893
Espirito Santo Financial Group, S.A...........             514,139
Banco Espirito Santo e Comercial de Lisboa,
  S.A.........................................             370,012
Banco Espirito Santo de Investimento, S.A.....             168,452
Compagnie Financiere Espirito Santo, S.A......              12,853

(2) Reflects currently exercisable warrants to acquire 6,850,000 shares.

(3) Reflects currently exercisable warrants to acquire 966,666 shares.

(4) Reflects currently exercisable options to acquire 100,000 shares and currently exercisable warrants to acquire 1,450,000 shares.

(5) Reflects currently exercisable options to acquire 1,000,000 shares.

(6) Reflects currently exercisable options to acquire 200,317 shares.

(7) Reflects currently exercisable options to acquire 100,000 shares.

(8) Reflects currently exercisable options to acquire 75,000 shares.

(9) Reflects currently exercisable options to acquire 55,000 shares.

*   Represents less than 1% of the Common Stock outstanding on January 1, 2001.

                              VOTING INSTRUCTIONS

    If you wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, please mark the appropriate "Consent" box on the accompanying consent card and sign, date and mail it promptly to the Secretary of the Company in the enclosed envelope.

    If you do not wish to Consent to the Amendment and were a record holder of Common Stock on the Record Date, you may mark the appropriate "Consent Withheld" or "Abstain" box on the accompanying consent card, and sign, date and mail the card in the enclosed envelope. In addition, by not returning a consent card, a holder of Common Stock will be deemed not to have consented to the Amendment.

    When a stockholder whose Consent is solicited specifies a choice with respect to the Amendment, the Consent shall be given in accordance with the specifications so made. If the stockholder has failed to check a box marked "Consent Withheld" or "Abstain" with respect to the proposed Amendment, such stockholder shall be deemed to be a "Consent" to the Amendment.

    Since the holders of record on the Record Date of shares representing at least a majority of the votes represented by all outstanding shares of Common Stock must consent to the proposed Amendment in order for such proposal to be adopted, a direction to withhold consent, an abstention or a broker non-vote has the same effect as a "no" vote with respect to the proposed Amendment.

    If your shares of Common Stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a Consent with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a Consent to be signed representing your shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE PROPOSED AMENDMENT.

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

    From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Board of Directors' proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must have been received by December 17, 2000. As to any proposals intended to be presented by a stockholder without inclusion in the Board of Directors' proxy statement and form of proxy for the Company's next Annual Meeting of Stockholders, the proxies named in the Board of Directors' form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before March 2, 2001. However, even if such notice is timely received, such proxies nevertheless may be entitled to exercise discretionary authority on that matter if meeting date changes, may need to notify stockholders in 10-Q extent permitted by Securities and Exchange Commission regulations. Any such proposals, as well as any questions relating thereto, should be directed to Linda Sigler, Secretary of the Company, at 2527 Camio Ramon, Suite 200, San Ramon, California 94583.

                                          By Order of the Board of Directors

                                          Linda Sigler, Secretary

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
                                   EXHIBIT A

    Article 4 of the Company's Restated Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present first paragraph thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):

       "Effective 12:01 a.m. on * (the "Effective Time"), each + ( ) shares of Common Stock then issued shall be automatically combined into one share of Common Stock of the Corporation. There shall be no fractional shares issued. A holder of record of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share shall, in lieu thereof, be entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported in The Wall Street Journal, on the last trading day prior to the Effective Time (or if such price is not available, the average of the last bid and asked prices of the Common Stock on such day or other price determined by the Board of Directors)."

------------------------

* Insert the date of the Effective Time of the Amendment determined by the Company's Board of Directors.

+ Insert the Exchange Number, ranging from ten to seventy, determined by the Company's Board of Directors.

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